SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Vodafone Group Plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vodafone House, The Connection,
Newbury, Berkshire, England	RG142 FN
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: No. 333-110941
(If applicable)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

Floating Rate Notes due June 2007	The New York Stock Exchange

Floating Rate Notes due December 2007	The New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated December 21, 2005 (the “Prospectus Supplement”), relating to its Floating Rate Notes due June 2007 and its Floating Rate Notes due December 2007 to be registered hereunder, to a prospectus dated December 18, 2003 (the “Prospectus”) included in the Registrant’s Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-110941) declared effective by the Commission on December 18, 2003. The Registrant has also filed a Form 6-K with the Commission on December 20, 2005, which contains an exhibit entitled “Supplemental Description of Taxation” (the “Form 6-K”). The Registrant incorporates by reference the Prospectus Supplement, the Prospectus and the Form 6-K to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
     Reference is made to the information set forth under the headings “Description of Notes” in the Prospectus Supplement, under “Description of Debt Securities We May Offer” and “Taxation” in the Prospectus and under the heading “Supplemental Description of Taxation” in the Form 6-K, which information is incorporated herein by reference.
Item 2. Exhibits.
     The Floating Rate Notes due June 2007 and the Floating Rate Notes due December 2007 are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:
1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) filed with the Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 29, 2005, setting forth the terms of its U.S.$1,850,000,000 aggregate principal amount of Floating Rate Notes due June 2007 and its U.S.$750,000,000 aggregate principal amount of Floating Rate Notes due December 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vodafone Group Plc (Registrant)
Date: December 29, 2005	By:	/s/ Neil Garrod
		Name:	Neil Garrod
		Title:	Deputy Group Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) filed with the Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 29, 2005, setting forth the terms of its U.S.$1,850,000,000 aggregate principal amount of Floating Rate Notes due June 2007 and its U.S.$750,000,000 aggregate principal amount of Floating Rate Notes due December 2007.